EXHIBIT 10.4

LOCKBOX AND COLLECTION ACCOUNT AGREEMENT

This LOCKBOX AND COLLECTION ACCOUNT AGREEMENT (“Agreement”), dated as of October 30, 2002, among DIGITAL ANGEL CORPORATION, a Delaware corporation (“Borrower”), WELLS FARGO BUSINESS CREDIT, INC. (“Lender”), REGULUS WEST LLC (“Regulus”) and WELLS FARGO BANK MINNEAPOLIS, NATIONAL ASSOCIATION (“Wells Fargo”) sets out (i) the terms and conditions under which Regulus and Wells Fargo, who have entered into an alliance to provide lockbox services to customers, will provide their lockbox service (“Lockbox Service”) to Borrower and Lender with respect to the post office lockbox of Borrower at Regulus (the “Lockbox”), (ii) the terms and conditions under which Wells Fargo will provide its collection account service (the “Collection Account Service”) to Borrower and Lender with respect to Lender’s wholesale demand deposit account specified at the end of this document (the “Lender Account”), and (iii) the rights of Borrower and Lender, and the obligations of Wells Fargo and Regulus to Borrower and Lender, with respect to the Lockbox and the Lender Account.

1.             ORIGIN OF LENDER’S INTEREST IN THE LOCKBOX REMITTANCES.  Borrower has entered into a financing agreement with Lender in which Borrower has granted to Lender a security interest in Borrower’s present and future accounts receivable and all proceeds thereof, and Borrower has agreed that all collections and proceeds of such accounts receivable shall be remitted in kind to Lender.  Accounts receivable will be sent by account debtors of Borrower to the Lockbox for deposit by Regulus into the Lender Account.  (When such accounts receivable have been received in the Lockbox they will be referred to in this Agreement as the “Remittances” and when the Remittances have been deposited into the Lender Account as provided in this Agreement they will be referred to in this Agreement, together with all other proceeds of the collateral security granted to Lender that are deposited in the Lender Account, as the “Account Funds”).  Lender and Borrower would like to use the Collection Account Service to block Borrower’s access to the Lender Account and to provide daily transfers of ledger balances in the Lender Account to Lender’s account with Wells Fargo Bank Minnesota, National Association.

2.             COMMENCEMENT OF LOCKBOX SERVICE.  The Lockbox Service will start on the date arranged by Wells Fargo and Regulus with Lender if the following events have occurred before such date:

(a)           Regulus has assigned the Lockbox to Borrower with the number and at the address specified by Regulus to Wells Fargo, Lender and Borrower;

(b)           The Lender Account has been opened and is in good standing;

(c)           Lender has designated to Regulus in Exhibit “A” the acceptable names or designations of payees on checks deposited through the Lockbox Service, the procedures for handling returned checks and restrictive notations on checks, and the processing options selected by Lender for the Lockbox Service; and

(d)           Borrower and Lender have provided to Regulus and Wells Fargo such other information and documents as Regulus or Wells Fargo request to enable Regulus and Wells Fargo to commence and operate the Lockbox Service and the Collection Account Service for Borrower and Lender.

3.             ACCESS TO REMITTANCES, LOCKBOX AND ACCOUNT FUNDS.  Borrower will not have access to any Remittances unless such access is specifically provided in this Agreement or is specifically authorized by Lender in writing.  Regulus, as the agent of Lender, will have exclusive access to the Lockbox.  Regulus will give appropriate instructions concerning the Lockbox and the Remittances to the United States Post Office where the Lockbox is located, and will not revoke such instructions without the prior written consent of Lender.  All Account Funds shall be the sole and exclusive property of Lender withdrawable from the Lender Account only by Lender as provided in this Agreement or in the account documentation pursuant to which the Lender Account was opened.  Borrower will have no interest in, or any control over, any Account Funds, and Account Funds shall not bear interest.  Except as provided in this Agreement, the Lender Account will not be subject to deductions, setoff, banker’s lien, or any other right in favor of any person other than Lender.

4.             PROCESSING LOCKBOX MAIL.  Each day that Regulus offers the Lockbox Service, Regulus or its subcontractor will pick up at, and transport from, the Lockbox the Remittances, and, except as otherwise specifically provided in this Agreement, Regulus will open such Remittances and process such Remittances in accordance with the Lockbox Processing Procedures attached to this Agreement as Exhibit “A” (“Processing Procedures”).  Borrower agrees to instruct its customers and other obligors not to send cash to the Lockbox.  Regulus will not comply with any instruction or request of Borrower altering the Procedures unless such instruction or request is agreed to in writing by Lender or is supported by a court order.  At the written request of Lender, with or without the consent of Borrower, Regulus will stop processing Remittances and will send all such Remittances unopened to Lender, or to Borrower if Lender so instructs Regulus in writing.  Lender and Borrower agree that Regulus will have no liability whatsoever with respect to Remittances after they are sent to Lender, or to Borrower in accordance with Lender’s written instructions.

5.             DEPOSITS AND CONFIRMATIONS.  Borrower and Lender authorize Regulus to endorse checks and other payment instruments received at the Lockbox and to deposit such items into the Lender Account as provided in the Processing Procedures, even though such checks and other payment instruments may be made payable to Borrower.  Regulus will provide to Lender and to Borrower an advice of deposits credited to the Lender Account at their respective addresses specified at the end of this Agreement for advice of deposits and statements.  Wells Fargo will provide to Lender and to Borrower Wells Fargo’s regular statement covering deposits to and withdrawals from the Lender Account at their respective addresses specified at the end of this Agreement for advice of deposits and statements.  Borrower and/or Lender agree to notify Wells Fargo’s Service Center, whose address and telephone number will be given to Borrower and Lender, (a) of any error in an advice of deposit within thirty (30) calendar days after Borrower and/or Lender receive such advice of deposit and (b) of any error in a bank statement within thirty (30) calendar days after Borrower and/or Lender receive such bank statement.  The liability of Regulus and Wells Fargo for such errors is limited as provided in Section 21 of this Agreement.

6.             ACCOUNT DOCUMENTATION.  Borrower and Lender understand that this Agreement covers the Lockbox Service and, except as specifically provided in this Agreement, does not cover the handling of the Lender Account.  Except as otherwise specifically provided in this Agreement, the Lender Account will be handled and items drawn on or deposited into the Lender Account will be processed by Wells Fargo, and not Regulus, as Wells Fargo would perform such responsibilities with respect to any other demand deposit account at Wells Fargo.  As a result, the Lender Account will be subject to, and Wells Fargo’s operation of the Lender Account will be in accordance with, the terms and provisions of Wells Fargo’s deposit account opening documentation and other Wells Fargo account related documentation (collectively, “Account Documentation”), including, but not limited to, Wells Fargo’s demand deposit account disclosure statement for the Lender Account as in effect and delivered to Lender from time to time, a copy of which Borrower and Lender acknowledge having received.  Notwithstanding any provisions of any Account Documentation, however, all Account Funds shall be the sole and exclusive property of Lender.

7.             CUSTOMER SERVICE.  Borrower and Lender understand that Wells Fargo, and not Regulus, will provide customer service for the Lockbox Service.  As a result, any questions or problems that Borrower or Lender have with respect to the Lockbox Service should be addressed to Wells Fargo’s Service Center.  Wells Fargo will facilitate the resolution of any problem between Borrower or Lender and Regulus, but Borrower and Lender understand that Regulus will be solely responsible for any problems caused by its performance or failure to perform the Lockbox Service.

8.             RETURNED ITEMS.  All checks or other items credited to the Lender Account and returned to Wells Fargo unpaid for any reason will be handled by Wells Fargo in the following manner:

(a)           Any check with a face amount less than One Thousand Dollars ($1,000.00) which is returned because of insufficient funds will automatically be redeposited by Wells Fargo a second time.

(b)           Any check which has been returned a second time or which is returned for reasons other than insufficient funds or which has a face amount of One Thousand Dollars ($1,000.00) or more and is returned for insufficient funds will be charged back to Borrower’s wholesale demand deposit account maintained with Wells Fargo specified at the end of this Agreement (the “Borrower Account”).

(c)           If there are insufficient funds in the Borrower Account to cover any chargeback, Lender agrees that Wells Fargo may charge the Lender Account for the amount of the insufficiency, up to the amount of the returned items.  If there are insufficient funds in the Lender Account, Borrower and Lender agree to pay the amount of the chargeback to the Lender Account, in immediately available funds, within one business day after receipt of physical evidence of said chargeback sent by facsimile to Borrower and Lender at their facsimile numbers specified below.

(d)           Any returned checks and debit memos with respect to returned checks will be sent to Borrower.

9.             ACH DEBIT TRANSFERS FROM LENDER ACCOUNT.  On each day when Wells Fargo is open for business (a “Banking Day”) during the term of this Agreement, at the specific request of Lender, Wells Fargo will process automated clearing house debits to the Lender Account initiated by banks other than Wells Fargo for transfers of funds out of the Lender Account (each an “ACH Debit”) so long as any such ACH Debit does not exceed the ledger balance in the Lender Account at the end of the Banking Day immediately preceding the date on which the ACH Debit is initiated.  These transfers will be made to Lender if Lender’s account is the transfer-to account specified in the ACH Debits by the initiating bank.  Lender agrees to pay to Wells Fargo immediately on demand, without setoff or counterclaim, the amount of any overdraft in the Lender Account caused by an ACH Debit exceeding the ledger balance in the Lender Account at the time such ACH Debit settles.

10.           DELAYS IN MAKING ACH DEBIT TRANSFERS.  Lender and Borrower understand that an ACH Debit transfer may be delayed or not made if (a) the transfer would cause Wells Fargo to exceed any limitation on its intra-day net funds position established in accordance with Federal Reserve or other regulatory guidelines or to violate any other Federal Reserve or other regulatory risk control program, or (b) the funds transfer would otherwise cause Wells Fargo to violate any applicable law or regulation.  If an ACH Debit transfer cannot be made or will be delayed, Wells Fargo will attempt to notify Lender by telephone.  Notwithstanding anything to the contrary in this Section 10, Wells Fargo agrees that its response to any court order or other legal process, to the claim of any party in bankruptcy, or the adverse claim of any individual or entity not a party to this Agreement shall be made in accordance with the provisions of Sections 16 and 18 hereof.

11.           RELIANCE ON ACCOUNT NUMBER OF ACH DEBIT TRANSFER BENEFICIARY.  If the bank initiating an ACH Debit out of the Lender Account indicates a name and an identifying number for the bank of the person or entity to receive the ACH Debit transfer, Lender and Borrower understand that Wells Fargo will rely on the number indicated by the initiating bank even if that number identifies a bank different from the named bank.  If the bank initiating an ACH Debit out of the Lender Account indicates a name and an account number for the person or entity to receive the ACH Debit transfer, Lender and Borrower understand that Wells Fargo and the initiating bank may rely on the indicated account number even if that account number is not the account number for the person or entity who is to receive the transfer.

12.           REPORTING ERRORS IN TRANSFERS.  If Lender or Borrower learns of any error in an ACH Debit transfer or any unauthorized funds transfer, then the party learning of such error or unauthorized transfer (the “Informed Party”) must notify Wells Fargo as soon as possible by telephone at (800) AT-WELLS (which is a recorded line), and provide written confirmation to Wells Fargo of such telephonic notice within two Business Days at the address given for Wells

Fargo on the signature page of this Agreement.  In no case may such notice to Wells Fargo by an Informed Party be made more than thirty (30) calendar days after Wells Fargo’s first confirmation of an ACH Debit transfer or other funds transfer to such Informed Party, whether such first confirmation consists of the regular monthly statement for the Lender Account or otherwise.  If a funds transfer is made in error and Wells Fargo suffers a loss because Lender or Borrower breached its agreement to notify Wells Fargo of such error within this thirty (30) calendar day period, then the party or parties which breached this agreement shall be obligated to reimburse Wells Fargo for such loss promptly upon demand by Wells Fargo; provided, however, that in the event both Lender and Borrower breach this notification requirement, Lender shall not be obligated to reimburse Wells Fargo for such loss unless Borrower fails to satisfy Wells Fargo’s demand for such reimbursement within fifteen (15) calendar days after such demand is made on Borrower.

13.           CONTACTS.  Any contacts regarding operational matters with any party to this Agreement shall be made to the person and address specified below for advice of deposits and statements.

14.           WELLS FARGO FEES.  Borrower agrees to pay the fees for the Collection Account Service charged by Wells Fargo (the “Wells Fargo Fees”), which fees will be based on the charges specified in the standard collection account fee schedule current at the time the fees are charged.  As changes in Wells Fargo’s operating costs, procedural requirements or service volumes affect future costs of processing, Wells Fargo will periodically review the Wells Fargo Fees.  Should the results of such periodic review warrant adjustment of the Wells Fargo Fees, Borrower and Lender will receive a minimum of thirty (30) calendar day’s written notice prior to implementing such adjustment.  Wells Fargo will collect the Wells Fargo Fees by debiting the Borrower Account for the amount of the Wells Fargo Fees, without prior notice to Borrower or Lender, on the day such Wells Fargo Fees are due.  Lender agrees to pay the Wells Fargo Fees within thirty (30) calendar days after Lender receives a billing statement from Wells Fargo for such fees, without setoff or counterclaim, to the extent that Wells Fargo is unsuccessful in any attempt to automatically debit such fees from the Borrower Account.

15.           REGULUS FEES.  Borrower agrees to pay the fees for the Lockbox Service charged by Regulus (the “Regulus Fees”), which fees for the standard lockbox processing procedures will be based on the charges specified in that standard Lockbox Fee Schedule of Regulus current at the time the fees are charged.  As changes in Regulus’ operating costs, procedural requirements or service volumes affect future costs of processing, Regulus will periodically review the Regulus Fees.  Should the results of such periodic review warrant adjustment of the Regulus Fees, Borrower and Lender will receive a minimum of thirty (30) calendar day’s written notice prior to implementing such adjustment.  Wells Fargo will collect the Regulus Fees on behalf of Regulus by debiting the Borrower Account for the amount of the Regulus Fees, without prior notice to Borrower or Lender, on the day such Regulus Fees are due.  Lender agrees to pay the Regulus Fees within thirty (30) calendar days after Lender receives a billing statement from Wells Fargo for such fees, without setoff or counterclaim, to the extent that Wells Fargo is unsuccessful in any attempt to automatically debit such fees from the Borrower Account.

16.           COURT ORDER.  If Regulus or Wells Fargo is served with a court order which affects the Lockbox or the Lender Account, Regulus or Wells Fargo, as the case may be, will act in accordance with such court order.  Subject to the provisions of Section 18, neither Regulus nor Wells Fargo shall, in response to the adverse claim of Borrower or any third party, have the right to place a hold, nor will it place a hold, on funds in, or in the process of being deposited to, the Lockbox or the Lender Account, and Regulus and Wells Fargo will process the Remittances and Account Funds in strict accordance with the terms and conditions of this Agreement, unless and until either Regulus or Wells Fargo, as the case may be, receives a court order to the contrary, whether issued by a U.S. Bankruptcy Court or any other court of competent jurisdiction.  Lender represents, warrants, and agrees that upon filing of voluntary or involuntary proceedings under the U.S. Bankruptcy Code involving Borrower, Lender shall at all times comply with applicable bankruptcy statutes, rules, and other laws as they may relate to the Remittances and Account Funds.

17.           OWNERSHIP OF SPECIFICATIONS, RECORDS, SYSTEMS AND PROGRAMS.  Borrower and Lender agree that any specifications, records, systems and programs, including, among other things, computer software programs, which are utilized or developed by Regulus or Wells Fargo in connection with the Service or this Agreement are and will remain the sole property of Regulus and Wells Fargo.

18.           CLAIMS, LEGAL PROCESS AND NOTICES.  If Wells Fargo or Regulus receives any claim, notice, legal process or court order relating to the Remittances, the Lockbox, the Account Funds or the Lender Account, Wells Fargo or Regulus, as the case may be, will notify Lender and Borrower of such receipt, unless Wells Fargo or Regulus know that Lender, with respect to so notifying Lender, or Borrower, with respect to so notifying Borrower, are already aware of such claim, notice, legal process or court order.  Wells Fargo or Regulus, as the case may be, will notify Lender of such process, claim or notice prior to its compliance.  Lender and Borrower understand and agree that Wells Fargo and Regulus will comply with any such legal process, legal notice or court order it receives (including, without limitation, any summons, subpoena, levy, garnishment, or withholding order) if Wells Fargo or Regulus determines in its sole discretion that such legal process, legal notice or court order is legally binding on it.  If any claim or notice received by Wells Fargo or Regulus is not legally binding on it, as determined in its sole discretion, Wells Fargo and Regulus agree to follow any instructions of Lender to comply or not comply with such claim or notice if (a) such instructions are given promptly after Lender is notified of such claim or notice and (b) such instructions do not require Wells Fargo or Regulus to violate any applicable law, regulation or court order.  Borrower hereby irrevocably agrees that Wells Fargo and Regulus are to follow any such instructions of Lender with respect to any such non-binding claim or notice even if such claim or notice is from Borrower.  If Wells Fargo or Regulus do not receive prompt instructions from Lender regarding compliance or non-compliance with any such non-binding claim or notice, Lender and Borrower agree that Wells Fargo or Regulus may determine in its sole discretion to comply or not to comply with such claim or notice, except that neither Wells Fargo nor Regulus will comply with any such claim or notice from Borrower conflicting with the terms of this Agreement.

19.           INDEMNIFICATION FOR FOLLOWING INSTRUCTIONS.  Lender and Borrower each agree that, notwithstanding any other provision of this Agreement, neither Wells

Fargo nor Regulus will be liable to Lender or Borrower for any losses, liabilities, damages, claims (including, but not limited to, third party claims), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys’ fees, (collectively, “Losses and Liabilities”) suffered or incurred by Lender or Borrower as a result of, or in connection with, (a) Wells Fargo or Regulus following any instruction of Lender to comply or not comply with any non-binding claim or notice referred to in Section 18 of this Agreement, (b) if no such instruction from Lender is promptly received, Wells Fargo or Regulus complying or not complying, as determined in its sole discretion, with any such non-binding claim or notice, (c) Wells Fargo or Regulus following any other instruction or request of Lender, or (d) Wells Fargo or Regulus complying with its obligations under this Agreement.  Further, Borrower, and to the extent not paid by Borrower within fifteen (15) calendar days after demand, Lender, will indemnify Wells Fargo and Regulus against any Losses and Liabilities Wells Fargo or Regulus suffer or incur as a result of, or in connection with, any of the circumstances referred to in subsections (a) through (d) in the preceding sentence.

20.           NO REPRESENTATIONS OR WARRANTIES OF REGULUS OR WELLS FARGO.  Wells Fargo and Regulus will perform their obligations under this Agreement in a manner consistent with the quality provided when Wells Fargo and Regulus perform similar services for their own account.  However, neither Regulus nor Wells Fargo can be responsible for the errors, acts or omissions of others, such as communications carriers, correspondents or clearinghouses through which Regulus or Wells Fargo may perform their obligations under this Agreement or receive or transmit information in performing their obligations under this Agreement.  Further, neither Regulus nor Wells Fargo can be responsible for any loss, liability or delay caused by wars, failures in communications networks, labor disputes, work stoppages, legal constraints, fires, power surges or failures, earthquakes, civil disturbances, acts or omissions of the U.S. Postal Service, or other events beyond its control.  NEITHER REGULUS NOR WELLS FARGO MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE LOCKBOX SERVICE, THE COLLECTION ACCOUNT SERVICE, OR ANY OTHER SERVICE IT IS TO PERFORM UNDER THIS AGREEMENT OTHER THAN THOSE EXPRESSLY SPECIFIED IN THIS AGREEMENT.

21.           LIMITATION OF LIABILITY.  If any party to this Agreement suffers or incurs any Losses and Liabilities as a result of, or in connection with, its or any other party’s performance or failure to perform its obligations under this Agreement, the affected parties will negotiate in good faith in an effort to reach a mutually satisfactory allocation of such Losses and Liabilities, it being understood that neither Regulus nor Wells Fargo will be responsible for any Losses and Liabilities due to any cause other than its own negligence or breach of this Agreement, in which case (a) if such negligence or breach is a failure by Regulus to deposit any check which should have been deposited pursuant to this Agreement, Regulus’ liability shall be limited to direct money damages in an amount not to exceed interest on the amount of such check at a rate equal to the cost of funds (at a reserve adjusted daily interest rate which Wells Fargo will determine) for the time period such amount is not in the Lender Account, which time period for the purpose of calculating such interest will not extend beyond the end of the thirty (30) calendar day notice period referred to in Section 5 of this Agreement, and (b) if such negligence or breach results from any other action or failure to act by Regulus or Wells Fargo, the liability of Regulus and Wells Fargo shall be limited to direct money damages in an amount not to exceed ten (10)

times all the Regulus Fees, in the case of the liability of Regulus, or the Wells Fargo Fees, in the case of the liability of Wells Fargo, charged or incurred during the calendar month immediately preceding the calendar month in which such Losses and Liabilities occurred (or, if no Regulus Fees or Wells Fargo Fees were charged or incurred in the preceding month, the Regulus Fees or Wells Fargo Fees, as the case may be, charged or incurred in the month in which the Losses and Liabilities occurred).  Borrower, and to the extent not paid by Borrower within fifteen (15) calendar days after demand Lender within thirty (30) calendar days after demand, will indemnify Regulus and Wells Fargo against any Losses and Liabilities suffered or incurred by Regulus or Wells Fargo as a result of third party claims to the extent such Losses and Liabilities exceed the liability limitations specified in the preceding sentence.  The limitation of Regulus’ liability and Borrower’s and Lender’s indemnification of Regulus set forth above shall not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Regulus’ gross negligence or willful misconduct.  The limitation of Wells Fargo’s liability and Borrower’s and Lender’s indemnification of Wells Fargo set forth above shall not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Wells Fargo’s gross negligence or willful misconduct.  IN NO EVENT WILL REGULUS, WELLS FARGO OR LENDER BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO REGULUS, WELLS FARGO OR LENDER, AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH.  Any action against Regulus or Wells Fargo by Borrower or Lender under or related to this Agreement or the Lockbox Service or the Collection Account Service must be brought within twelve (12) months after the cause of action accrues.

22.           AMENDMENTS, SUCCESSORS AND ASSIGNS.  With the exception of price changes, which require written notice to Borrower and Lender, and changes to the funds transfer instructions in Section 9 of this Agreement, which require the written approval of only Lender, this Agreement, including the Processing Procedures, may not be modified or any provision thereof waived, except in a writing signed by all the parties to this Agreement.  This Agreement shall be binding on the parties and their successors or assigns.

23.           TERMINATION.  This Agreement, the Lockbox Service, and the other services to be provided under this Agreement may be terminated by Lender, Regulus or Wells Fargo at any time by any of them giving thirty (30) calendar days prior written notice of such termination to the other parties to this Agreement at their contact addresses specified at the end of this Agreement; provided, however, that this Agreement, the Lockbox Service, the Collection Account Service, and the other services to be provided under this Agreement may be terminated immediately (a) upon written notice from Regulus or Wells Fargo to the other and to Borrower and Lender should Lender fail to make any payment when due to Regulus or Wells Fargo under the terms of this Agreement, or (b) upon written confirmation by Regulus or Wells Fargo to the other and to Lender of receipt by Regulus or Wells Fargo, as the case may be, of written notice from Lender requesting immediate termination of this Agreement.  Borrower and Lender agree that the Lender Account may be closed as provided in the Account Documentation.  The rights of

Regulus and Wells Fargo and the obligations of Borrower and Lender under Sections 6, 16, 18, 19, 20, 21 and 23 of this Agreement will survive the termination of this Agreement and/or the closure of the Lender Account, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination or closure will also survive such termination or closure.  Upon any such termination or closure, (a) Regulus will close the Lockbox, (b) Regulus will dispose of the mail addressed to the Lockbox in the manner instructed by Lender for a period of three months after the termination date, unless arranged otherwise between Lender and Regulus, with Regulus’ fees with respect to such disposition being prepaid directly to Regulus at the time of such termination by a check made payable to “Regulus”, and (c) all ledger balances in the Lender Account on the date of the closure of the Lender Account will be transferred to Lender as requested by Lender in writing to Wells Fargo.  Notice of termination shall be transmitted by Certified Mail, Return Receipt Requested, courier, or by personal delivery to the notice address designated at the end of this Agreement.  No such termination shall impair the rights of any party with respect to items processed prior to the effective date of termination.  Borrower may not terminate this Agreement without prior written consent of Lender.

24.           NOTICES.  All notices from one party to another shall be in writing, or be made by a telecommunications device capable of creating a written record, shall be delivered to Borrower, Lender, Regulus and/or Wells Fargo at their addresses for all notices specified at the end of this Agreement, or any other address of any party notified to the other parties in writing, and shall be effective upon receipt.  Any notice sent by one party to this Agreement to another party shall also be sent to the other parties to this Agreement.  Regulus and Wells Fargo are authorized by Borrower and Lender to act on any instructions and notices received by Regulus or Wells Fargo if (a) such instructions or notices purport to be made in the name of Lender, (b) Regulus or Wells Fargo reasonably believes that they are so made, and (c) they do not conflict with the terms of this Agreement, including, but not limited to, the Processing Procedures, as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order.

25.           USURY.  It is never the intention of Wells Fargo or Regulus to violate any applicable usury or interest rate laws.  Wells Fargo does not agree to, or intend to contract for, charge, collect, take, reserve or receive (collectively, “charge or collect”) any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause Wells Fargo to charge or collect more than the maximum Wells Fargo would be permitted to charge or collect by any applicable federal or state law.  Regulus does not agree to, or intend to contract for, charge or collect any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause Regulus to charge or collect more than the maximum Regulus would be permitted to charge or collect by any applicable federal or state law.  Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary in this Agreement, be applied first to reduce the amount owed, if any, and then any excess amounts will be refunded.

26.           SUCCESSORS AND ASSIGNS.  Neither Borrower nor Lender may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Regulus and Wells Fargo, which consent will not be unreasonably withheld.

Neither Wells Fargo nor Regulus may assign its rights or obligations under this Agreement to any person or entity without the prior written consent of Lender, which consent will not be unreasonably withheld; provided, however, that no such consent will be required if, in the case of Wells Fargo, the assignee is a bank affiliate of Wells Fargo or, in the case of Regulus, the assignee is a subcontractor hired by Regulus to perform some or all of the Remittance processing obligations of Regulus under this Agreement.

27.           GOVERNING LAW.  Borrower and Lender understand that Regulus’ provision of the Lockbox Service and Wells Fargo’s provision of the Collection Account Service and the other services it is to provide under this Agreement are subject to federal laws and regulations.  To the extent that such federal laws and regulations are not applicable, this Agreement shall be governed by and be construed in accordance with the laws of the State of California.

28.           SEVERABILITY.  To the extent that this Agreement, the Lockbox Service or the other services to be provided under this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability and be deemed modified and applied in a manner consistent with such law or regulation.  Any provision of this Agreement which is deemed unenforceable or invalid in any jurisdiction shall not affect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

29.           ENTIRE AGREEMENT.  This Agreement, together with the Account Documentation, contains the entire and only agreement among any or all of the parties to this Agreement with respect to (a) the services to be provided by Regulus and Wells Fargo under this Agreement, (b) the interest of Lender and Borrower in the Remittances, the Lockbox, the Account Funds and the Lender Account, and (c) the obligations of Regulus and Wells Fargo to Lender and Borrower in connection with the Remittances, the Lockbox, the Account Funds and the Lender Account, except that Lender and Borrower may have one or more agreements between themselves concerning such subject matter, which shall not be binding on, or affect Regulus or Wells Fargo in any way, and with which neither Regulus nor Wells Fargo need be concerned.

This Agreement has been signed by the duly authorized officers or representatives of each of the parties to this Agreement on the date specified below.

DATE: October     , 2002.

Lender Account: Account  No.                                          , ABA No.

Borrower Account: Account  No.                                          , ABA No.

REGULUS WEST LLC		WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By:		By:
Name:		Name:
Title:		Title:

Address for all Notices:		Address for all Notices:

Attention:		Attention:
Facsimile:		Facsimile:
Telephone:		Telephone:

WELLS FARGO BUSINESS CREDIT, INC.		DIGITAL ANGEL CORPORATION

By:		By:
Name:	Michael L. Guillou	Name:	Randolph K. Geissler
Title:	Assistant Vice President	Title:	Chief Executive Officer

Address for all Notices:		Address for all Notices:
MAC N9312-040		490 Villaume Avenue
Sixth and Marquette		St. Paul, MN 55075-2443
Minneapolis, MN 55479		Attention: James P. Santelli
Attention: Michael L. Guillou		Facsimile: (651) 455-0413
Facsimile: (612) 673-8589		Telephone: (651) 455-1621
Telephone: (612) 673-8535

Address for Advice of Deposits and Statements:		Address for Advice of Deposits and Statements:
MAC N9312-040		490 Villaume Avenue
Sixth and Marquette		St. Paul, MN 55075-2443
Minneapolis, MN 55479		Attention: James P. Santelli
Attention: Michael L. Guillou		Facsimile: (651) 455-0413
Facsimile: (612) 673-8589		Telephone: (651) 455-1621
Telephone: (612) 673-8535

[Account Restricted Right Away]	EXHIBIT A

WHOLESALE LOCKBOX PROCESSING PROCEDURES

THESE ARE THE PROCESSING PROCEDURES FOLLOWED BY
REGULUS WEST LLC IN PERFORMING ITS LOCKBOX SERVICE.
TERMS USED IN THESE PROCEDURES WILL HAVE THE MEANINGS
GIVEN TO THEM IN THE LOCKBOX AND COLLECTION ACCOUNT AGREEMENT

1.             DISPOSITION OF REMITTANCE MATERIALS.  On each day that Regulus offers the Lockbox Service (a “Business Day”), Regulus will collect from the Lockbox the envelopes and other contents of the Lockbox.  Regulus will open the envelopes and inspect any Remittances, Remittance statements, invoices, correspondence, checks, cash, papers, documents and other items in the envelopes.  Unless otherwise requested by Lender and agreed to by Regulus, if cash is sent to the Lockbox with any materials sent to the Lockbox (“Remittance Materials”), the cash will be removed from the envelope containing the Remittance Materials and a credit advice of the amount of the cash will be placed in such envelope with the remainder of the envelope’s contents.  Except as otherwise specifically provided in these Procedures or in the Lockbox and Collection Account Agreement signed by Lender (the “Agreement”), or as specifically requested by Lender and agreed to by Regulus, Regulus will not reconcile the checks, cash or other items in the envelopes to invoices, to Remittance statements or to any other documents or papers in the envelopes or elsewhere.  After inspection, Regulus will process the checks and any cash in the envelopes as provided in this Section 1 and in Section 2 of these Procedures and, if provided in this Section 1 or Section 2, deposit such checks and cash in the Lender Account.

(a)           CHECKS NOT TO BE DEPOSITED.  Unless otherwise requested by Lender and agreed to by Regulus, Regulus will not deposit checks falling into any of the following five categories or checks which Lender has specifically instructed Regulus in writing not to deposit:

(i)            UNACCEPTABLE PAYEES.  Checks where the name or designation of the payee on the check is not the name or designation specified as provided in these Procedures by Lender in writing to Regulus for acceptable payees or a reasonable variation of such name or designation.

(ii)           POSTDATED AND STALEDATED CHECKS.  Checks which are postdated three or more days after the date they are collected from the Lockbox, postdated checks that would not be paid on presentation, and checks dated six months or more prior to the date they are collected from the Lockbox.

(iii)          INDETERMINABLE AMOUNT.  Checks where the correct amount of the check cannot be determined from the check and the documents accompanying the check or where the numerical and written amounts of the check are not the same and the envelope containing the check did not contain an invoice or a remittance statement or, if such were included, the amount of such invoice or remittance statement did not match either the numerical or written amount on the check.

(iv)          UNIDENTIFIED DRAWER.  Checks which do not bear the drawer’s signature.

(v)           ALTERATIONS.  Checks with alterations; provided, however, that Regulus can only use its best efforts to catch such alterations and prevent deposits.  As a result, Regulus will have no liability whatsoever, despite anything to the contrary in the Agreement, for its deposit of any check containing an alteration, unless such deposit results directly from the willful misconduct of Regulus’ officers or employees.

(b)           CHECKS TO BE DEPOSITED.  Unless Lender specifies otherwise in writing to Regulus, checks which do not fall into one of the five categories listed in Section 1(a) above will be deposited as provided in Section 2 below in the Lender Account, and checks falling into either of the following two categories will be deposited in the Lender Account after being processed as provided below, unless they also fall into one of the five categories listed in Section 1(a) above, in which case they will not be deposited.

(i)            DISCREPANCIES IN AMOUNT.  Checks where the numerical and written amounts of the check are not the same, in which case the amount deposited will be that amount which corresponds to the amount on the invoice or Remittance statement enclosed in the envelope with the check.  If the numerical and written amounts on any check are the same, but do not correspond to the amount on the invoice or Remittance statement enclosed in the envelope with the check, the check amount will be deposited.

(ii)           MISSING DATE.  Checks which are not dated, in which case the check will be deposited after being dated by Regulus as of the date it is collected from the Lockbox.

(c)           RESTRICTIVE NOTATIONS.  Checks bearing restrictive notations, such as “Paid in Full,” will be handled on a best efforts basis in accordance with the written request of Lender as agreed to by Regulus.  As Regulus can only use its best efforts to comply with such instructions, Regulus will have no liability whatsoever, despite anything to the contrary in the Agreement, for its failure to comply with such instructions, unless such failure results directly from the willful misconduct of Regulus’ officers or employees.

(d)           FOREIGN CHECKS.  Checks drawn on a foreign bank or in a currency other than United States dollars may, at Regulus’ sole discretion, be deposited.

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2.             DEPOSITS OF CHECKS AND CASH.  During each Business Day which is also a Banking Day Regulus will make deposits of the acceptable checks and cash received in the Lockbox by crediting the Lender Account for the amount of such checks and cash.  Except as otherwise specifically provided in the Agreement, the normal and customary laws, rules, practices and procedures for handling deposits to checking accounts will apply to these Procedures and the Lockbox Service.

3.             ADVICE OF DEPOSITS.  Regulus will notify Lender and Borrower of each credit to the Lender Account by sending Lender and Borrower an advice of deposit to the Lender Account.  If an advice of a deposit is inaccurate in any way when such advice is first received by Lender or Borrower, or if an advice of deposit for the Lender Account does not confirm a credit which should have been made during the time period covered by such advice, the party receiving the advice must notify Regulus of such inaccuracy or omission within thirty (30) calendar days after the date such advice of deposit is received.

4.             MAILING REMITTANCE MATERIALS TO LENDER.  Unless otherwise specified by Lender in writing to Regulus, (a) if an envelope sent to the Lockbox contains cash or checks which are deposited, Regulus will mail such envelope and the Remittance Materials enclosed in such envelope, including, but not limited to, photocopies, computer listings and deposit advices, to Borrower; and (b) if an envelope sent to the Lockbox contains checks which are not deposited, or no cash or checks at all, Regulus will mail such envelope and the Remittance Materials and any checks in such envelope to Lender.  On a Banking Day when Regulus collects no cash or checks from the Lockbox, Regulus will send a statement to that effect to Lender and Borrower if Lender and/or Borrower so requests in writing.

5.             CHANGES IN NAMES OR DESIGNATIONS OF PAYEES.  Borrower may at any time upon ten (10) calendar days prior written notice to Regulus request that a name or designation on the list of acceptable payees sent to Regulus be deleted or added, and Regulus will add or delete the name or designation if the request is acceptable to Regulus and is approved by Lender in writing.  Listed below are the acceptable payees as directed by Lender:

Digital Angel Corporation

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